EXHIBIT H

                        COGENT COMMUNICATIONS GROUP, INC.

                           SIXTH AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT


           THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of the 9th day of February, 2005 by and among (i) Cogent Communications Group, Inc., a Delaware corporation (the "Company"), (ii) David Schaeffer (the "Founder") and
(iii) those persons whose names are set forth under the heading "Purchasers" on
Schedule I hereto (the "Purchasers").

                                   WITNESSETH:

           WHEREAS, in connection with this Agreement, the Stockholders listed on Schedule 1 as Purchasers hereto intend to convert their shares of Preferred Stock, as defined below, into shares of the Company's common stock, par value $.001 per share ("Common Stock");

           WHEREAS, the Founder and certain of the Purchasers who purchased the Series F Participating Convertible Preferred Stock, par value $.001 per share ("Series F Preferred Stock"), of the Company, the various sub-series of Series G Participating Convertible Preferred Stock, par value $.001 per share (collectively, the "Series G Preferred Stock"), of the Company, the Series I Participating Convertible Preferred Stock, par value $.001 per share ("Series I Preferred Stock"), of the Company, the Series J Participating Convertible Preferred Stock, par value $.001 per share ("Series J Preferred Stock"), the Series K Participating Convertible Preferred Stock, par value $.001 per share ("Series K Preferred Stock"), the Series L Participating Convertible Preferred Stock, par value $.001 per share ("Series L Preferred Stock") and the Series M Participating Convertible Preferred Stock, par value $.001 per share ("Series M Preferred Stock"), of the Company, (collectively, the Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock and Series M Preferred Stock shall be known as the "Preferred Stock"), are parties to that certain Fifth Amended and Restated Stockholders Agreement, dated as of October 26, 2004 (the "Fifth A&R Stockholders Agreement"), and the Company, the Founder and such Purchasers, constituting signatories sufficient under Section 15 of the Fifth A&R Stockholders Agreement to amend the Fifth A&R Stockholders Agreement, desire to amend and restate the Fifth A&R Stockholders Agreement as set forth herein and execute and deliver this Agreement, setting forth herein certain terms and conditions governing their relative ownership of the Shares (as hereinafter defined);

           NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Founder and the Purchasers hereby agree as follows:

           1. Prohibited Transfers. The Founder shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares (as hereinafter defined) owned by him except in compliance with the terms of this Agreement. For purposes


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of this Agreement, the term "Shares" shall mean and include all shares of Common
Stock of the Company and all shares of any class or series of equity securities or equity-backed securities of the Company or any subsidiary, including without limitation, capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, in any event that is owned by the Founder, whether presently held or hereafter acquired.

           2. Purchasers' Right of Refusal on Dispositions made by the Founder. Except as set forth in Section 4, if the Founder wishes to sell, assign, transfer or otherwise dispose of any or all Shares owned by him pursuant to the terms of a bona fide offer received from a third party at any time prior to the earlier six months from the date of this Agreement or the consummation of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Qualified Offering"), the Founder shall submit a written offer to sell such Shares to the Purchasers (with a copy to the Company) on terms and conditions, including price, not less favorable to the Purchasers than those on which the Founder proposes to sell such Shares to such third party (the "Offer"). The Offer shall disclose the identity of the proposed purchaser or transferee, the Shares proposed to be sold or transferred, the agreed terms of the sale or transfer and any other material facts relating to the sale or transfer. Within thirty (30) days after receipt of the Offer, each Purchaser and each Qualified Transferee, if any, shall give notice to the Founder of its intent to purchase all or any portion of the offered Shares on the same terms and conditions as set forth in the Offer. Each Purchaser and Qualified Transferee shall have the right to purchase that number of the Shares as to which the Offer applies as shall be equal to the aggregate number of such Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock of the Company then owned by such Purchaser or Qualified Transferee (as applicable) (calculated on an as converted to Common Stock basis, and including any shares of Common Stock deemed to be beneficially owned by such Purchaser pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934 ("Rule 13d-3")) and the denominator of which is the aggregate number of shares of said Common Stock then issued and outstanding and held by (and deemed to be beneficially owned by) all the Purchasers (calculated on an as converted to Common Stock basis). The amount of Shares each Purchaser or Qualified Transferee, as that term is defined below, is entitled to purchase under this Section 2 shall be referred to as such Purchaser's "Pro Rata Fraction." Each Purchaser shall have the right to transfer his right to any Pro Rata Fraction or part thereof to any Qualified Transferee. If any Purchaser or Qualified Transferee does not wish to purchase or to transfer his right to purchase his Pro Rata Fraction (such shares, the "Remaining Offered Shares"), then any Purchasers or Qualified Transferees who so elect shall have the right to purchase, on a pro rata basis with any other Purchasers or Qualified Transferees who so elect, any Pro Rata Fraction not purchased by a Purchaser or Qualified Transferee. Each Purchaser or Qualified Transferee shall act upon the Offer as soon as practicable after receipt from the Company of notice that a Purchaser or Qualified Transferee has not elected to purchase all of the offered Shares, and in all events within fifteen (15) days after receipt thereof. Each


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Purchaser and Qualified Transferee shall have the right to accept the Offer as to all or part of the Remaining Offered Shares offered thereby. If a Purchaser or Qualified Transferee shall elect to purchase all or part of such Purchaser's or Qualified Transferee's Pro Rata Fraction, said Purchaser or Qualified Transferee shall individually communicate in writing such election to purchase to whichever of the Purchasers has made the Offer, which communication shall be delivered by hand or delivered to such Purchaser at the address set forth in
Section 8 below and shall, when taken in conjunction with the Offer be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby.

           If the Purchasers, taken together, do not agree to purchase all of the Shares offered by the Founder pursuant to the Offer, and consummate such purchase within the later of forty-five (45) days after receipt of the Offer and twenty (20) days after the Company shall have notified each Purchaser and Qualified Transferee of Remaining Offered Shares, such Shares subject to the Offer as shall not have been purchased may be sold by the Founder at any time within 90 days after the expiration of the Offer, but subject to the provisions of Section 3 below. Any such sale shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Offer. Any Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section.

           For purposes hereof, a "Qualified Transferee" shall mean any person
(i) who is a Purchaser, (ii) who is an "affiliated person" of a Purchaser, as that term is defined in the Investment Company Act of 1940, or (iii) who is a partner, member or stockholder of a Purchaser that is a partnership, limited liability company or corporation, as applicable, and who is offered a pro rata right, based on his, her or its interest in the Purchaser, to acquire the Shares offered by a Purchaser pursuant to this Section 2.

           3. Purchasers' Right of Participation in Sales made by the Founder. Except as set forth in Section 4, if at any time the Founder wishes to sell, transfer or otherwise dispose of any Shares owned by him to any person (the "Acquiror") in a transaction which is subject to the provisions of Section 2 hereof, and such sale, transfer or other disposition would, when combined with all prior sales, transfers and other dispositions by the Founder, result in the transfer by the Founder of Shares representing more than twenty-five percent (25%) of the total number of shares held by the Founder (the "Founder's Stock"), each Purchaser shall have the right to require, as a condition to such sale or disposition, that the Acquiror purchase from said Purchaser at the same price per Share and on the same terms and conditions as involved in such sale or disposition by the Founder the same percentage of shares of Common Stock owned (and deemed to be beneficially owned under Rule 13d-3) by such Purchaser as such sale or disposition represents with respect to the number of shares of Founder's Stock (calculated on an as converted to Common Stock, fully diluted basis) owned by the Founder immediately prior to such sale. Each Purchaser wishing so to participate in any such sale or disposition shall notify the Founder of such intention as soon as practicable after receipt of the Offer made pursuant to


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
Section 2, and in all events within fifteen (15) days after receipt thereof. If a Purchaser shall elect to participate in such sale or disposition, said Purchaser shall individually communicate such election to the Founder, which communication shall be delivered by hand or mailed to the Founder at the address set forth in Section 8 below. The Founder and/or each participating Purchaser shall sell to the Acquiror all, or at the option of the Acquiror, any part of the Stock (as defined in Section 5 below) proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Acquiror than those set forth in the Offer; provided, however, that any purchase of less than all of such Stock by the Acquiror shall be made from the Founder and/or each participating Purchaser based upon a fraction, the numerator of which is the number of shares of Stock of the Company then owned by the Founder or such participating Purchaser (including any shares of Common Stock deemed to be owned under Rule 13d-3) and the denominator of which is the aggregate number of shares of Stock held by (and deemed to be held by) the Founder and all of the participating Purchasers. The Founder shall use his commercially reasonable efforts to obtain the agreement of the Acquiror to the participation of the participating Purchasers in the contemplated sale, and shall not sell any Stock to such Acquiror if such Acquiror declines to permit the participating Purchasers to participate pursuant to the terms of this
Section 3. The provisions of this Section 3 shall not apply to the sale of any Shares by the Founder (i) to a Purchaser pursuant to an Offer under Section 2 or
(ii) made upon or after the occurrence of a Qualified Offering, the sale of the Company or control thereof, whether by merger, sale, recapitalization or similar corporate event or the transfer of more than a majority of its capital stock (calculated on an as converted to Common Stock, fully diluted basis) or assets (each such event in this clause (ii), a "Corporate Event").

           4. Permitted Transfers. Anything herein to the contrary notwithstanding, the provisions of Sections 1, 2 and 3 shall not apply to: (a) any transfer of Shares by the Founder by gift or bequest or through inheritance to, or for the benefit of, any member or members of his immediate family; (b) any transfer of Shares by the Founder to a trust in respect of which he serves as trustee, provided that the trust instrument governing said trust shall provide that Founder, as trustee, shall retain sole and exclusive control over the voting and disposition of said Shares until the termination of the applicable restrictions on transfer under this Agreement; (c) any sale of Common Stock in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; (d) any repurchase of Shares from officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including termination of employment; and (e) any pledge, hypothecation or other similar financing transaction in which the Founder continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. In the event of any such transfer, other than pursuant to subsection (c) of this Section 4, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement on the party from whom the transferee received the Shares, and as a condition to such transfer, each such transferee shall execute and deliver a written agreement agreeing to be bound by the provisions of this Agreement.


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
           5. Election of Directors.

           (a) Election of Directors. Each of the parties hereto agrees to vote all of the Stock (as hereinafter defined and that entitles the holder thereof to vote in the election of the Board of Directors) now owned or hereafter acquired by such party (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and the Company agrees to take all actions (including, but not limited to the nomination of specified persons) to cause and maintain the election to the Board of Directors of the Company, to the extent permitted pursuant to the Company's certificate of incorporation, of the following:

                (i) two (2) individuals designated by the Founder (one of the designees under this subsection shall initially be David Schaeffer);

                (ii) two (2) individuals designated by the holders of a majority in interest of the Shares owned as of the date hereof by Jerusalem Venture Partners and certain of its affiliates (the designees under this subsection shall initially be Erel Margalit and Michael Carus);

                (iii) one (1) individual designated by the holders of a majority in interest of the Shares owned as of the date hereof by Worldview Technology Partners and certain of its affiliates (the designee under this subsection shall initially be Tim Weingarten);

                (iv) one (1) individual designated by the holders of a majority in interest of the Shares owned as of the date hereof by Oak Investment Partners and certain of its affiliates (the designee under this subsection shall initially be Edward Glassmeyer);

                (v) one (1) individual designated by the holders of a majority in interest of the Shares owned as of the date hereof by Broadview Capital Partners and certain of its affiliates (the designee under this subsection shall initially be Steven Brooks); and

                (vi) one (1) individual designated by BNP Europe Telecom & Media Fund II, LP (the designee under this subsection shall initially be Jean-Jacques Bertrand);

                (vii) one (1) individual designated by Columbia Ventures Corporation (the designee under this subsection shall initially be Kenneth Peterson); and

                (viii) a three (3) member Compensation Committee, one of the members of which shall be nominated by the directors elected pursuant to subparagraph (i) above and who shall not be the Founder and two of the members of which shall be nominated by the directors elected pursuant to subparagraphs
(ii), (iii), (iv) and (v) above.


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
           Each of the parties further covenants and agrees to vote, to the extent possible, all Stock of the Company now owned or hereafter acquired by such party so that (i) the Company's Board of Directors shall consist of ten
(10) members, nine (9) of whom shall be nominated or designated as set forth above and the tenth of whom shall be an independent director nominated by the Company's Board of Directors, (ii) the Compensation Committee thereof shall consist of three (3) members, each of whom shall be nominated as set forth above, and (iii) the Board of Directors may appoint up to four persons as observers at each meeting of the Board of Directors and any committee (other than the Compensation Committee) thereof, provided that at least one of such observers shall be selected by the director designated by BNP Europe Telecom & Media Fund II, LP. For the purposes of this Agreement, "Stock" shall mean and include all Preferred Stock and Common Stock and all other securities of the Company which may be exchangeable for or issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividends, combination, reclassification, reorganization or any other means).

           In the absence of any designation from the persons or groups so designating directors as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

           No party hereto shall vote to remove any member of the Board of Directors or the Compensation Committee thereof designated in accordance with the aforesaid procedure unless the persons or groups so designating directors as specified above so vote, and, if such persons or groups so vote then the non-designating party or parties shall likewise so vote.

           Any vacancy on the Board of Directors or the Compensation Committee thereof created by the resignation, removal, incapacity or death of any person designated under this Section 5 shall be filled by another person designated in a manner so as to preserve the constituency of the Board or such Committee as provided above.

           (b) [Reserved]

           6. Right of Participation in Sales by the Company.

           (a) Right of Participation. Except as provided in Section 6(f) of this Agreement, the Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of preferred stock, (iii) any debt security of the Company (other than debt with no equity feature) including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell such securities (the "Offered Securities") to the Purchasers who hold individually or together with their affiliates at least 2,500,000 Shares of the Common Stock, as adjusted for stock


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splits, stock dividends, reclassifications, recapitalizations or other similar events, (such Purchasers being referred to as the "Participating Stockholders") as follows: The Company shall offer to sell to each Participating Stockholder
(a) that portion of the Offered Securities as the number of shares of Common Stock (including all shares of capital stock convertible into Common Stock, on a fully-diluted basis) then held by such Participating Stockholder, as the case may be, bears to the total number of shares of Common Stock (including all shares of capital stock convertible into Common Stock, on a fully-diluted basis) of the Company then outstanding (the "Basic Amount," and the aggregate of the Basic Amounts of all Participating Stockholders being referred to as the "Aggregate Basic Amount"), and (b) such additional portion of the Aggregate Basic Amount as such Participating Stockholder shall indicate it will purchase should the other Participating Stockholders subscribe for less than their Basic Amounts (the "Undersubscription Amount"), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Participating Stockholder (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt of the offer.

           (b) Notice of Acceptance. Notice of each Participating Stockholder's intention to accept, in whole or in part, any Offer made pursuant to Section 6(a) shall be evidenced by a writing signed by such Participating Stockholder and delivered to the Company prior to the end of the 20-day period of such offer, setting forth such of the Participating Stockholder's Basic Amount as such Participating Stockholder elects to purchase and, if such Participating Stockholder shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Participating Stockholder shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Participating Stockholders are less than the total Aggregate Basic Amount, then each Participating Stockholder who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Aggregate Basic Amount and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Participating Stockholder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Participating Stockholder bears to the total Undersubscription Amounts subscribed for by all Participating Stockholders, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.


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           (c) Conditions to Acceptances and Purchase.

                (i) Permitted Sales of Refused Securities. If Notices of Acceptance are not given by the Participating Stockholders in respect of all the Aggregate Basic Amount, the Company shall have ninety (90) days from the expiration of the period set forth in Section 6(a) to close the sale of all or any part of such Aggregate Basic Amount as to which a Notice of Acceptance has not been given by the Participating Stockholders (the "Refused Securities") to the person or persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other person or persons or less favorable to the Company than those set forth in the Offer.

                (ii) Reduction in Amount of Offered Securities. If the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 6(c)(i) above), then each Participating Stockholder may, at its sole option and in its sole discretion, reduce the number of, or other units of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Participating Stockholder elected to purchase pursuant to Section 6(b) multiplied by a fraction, (A) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (B) the denominator of which shall be the amount of all Offered Securities. In the event that any Participating Stockholder so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Participating Stockholders in accordance with Section 6(a).

                (iii) Closing. Upon the closing, which shall include full payment to the Company, of the sale to such other person or persons of all or less than all the Refused Securities, the Participating Stockholders shall purchase from the Company, and the Company shall sell to the Participating Stockholders, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 6(c)(ii) if the Participating Stockholders have so elected, upon the terms and conditions specified in the Offer. The purchase by the Participating Stockholders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Participating Stockholders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Participating Stockholders and their respective counsel.

           (d) Further Sale. In each case, any Offered Securities not purchased by the Participating Stockholders or other person or persons in accordance with
Section 6(c) may not be sold or otherwise disposed of until they are again offered to the Participating Stockholders under the procedures specified in Sections 6(a), 6(b) and 6(c).


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           (e) Termination of Right of Participation. The rights of the
Participating Stockholders under this Section 6 shall terminate immediately prior to the consummation of a Qualified Offering.

           (f) Exception. The rights of the Participating Stockholders under this Section 6 shall not apply to:

                (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock,

                (ii) shares of any series of preferred stock issued as a dividend to holders of such series of preferred stock upon any subdivision or combination of shares of such series of preferred stock,

                (iii) shares of Common Stock issued or issuable upon conversion of preferred stock or other securities of the Company convertible into Common Stock,

                (iv) up to 29,268,461 shares of Common Stock issued or issuable pursuant to options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors,

                (v) Common Stock issued pursuant to the acquisition of another corporation by the Company by merger (whereby the Company owns no less than 51% of the voting power of such corporation) or purchase of substantially all of its stock or assets, if such acquisition is approved by a majority of the Directors nominated in the manner set forth in Section 5 hereof,

                (vi) Common Stock offered to the public pursuant to a registration statement filed under the Securities Act,

                (vii) Common Stock, or options or warrants to purchase Common Stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, as approved by the two-thirds (2/3rds) of the then sitting members of the Board of Directors, and

                (viii) the issuance of Common Stock upon the conversion of the Notes or the issuance of additional convertible debt or equity as a paid-in-kind interest payment the Notes approved by the Board of Directors.


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           (g) Waiver. The rights of the Purchasers under this Section 6 may be waived in any instance, on behalf of all of the Purchasers, prospectively or retroactively, by the written agreement of the holders of two-thirds in interest of the Common Stock owned beneficially or of record by the Purchasers. Upon waiver of the rights of the Purchasers in accordance with this subsection (g) with respect to a particular issuance, sale or exchange of Offered Securities, the Purchasers shall be excluded from the definition of "Participating Stockholders" for purposes of this Section 6 with respect to such issuance, sale or exchange.

           7. Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the earliest to occur of the following: (i) the completion of a Qualified Offering, provided that the obligations of Section 9 shall survive such termination; or (ii) the sale of the Company, whether by merger, sale, or transfer of more than ninety percent (90%) of its capital stock, or sale of substantially all of its assets. In addition, any Purchaser or Qualified Transferee may elect to terminate its rights and obligations with respect to any or all of Sections 2, 3 or 5 by providing written notice of such election to the Company at any time.

           8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class, registered or certified mail (air mail if to or from outside the United States), return receipt requested, postage prepaid, or by internationally, recognized overnight courier service (two business days after deposit with such overnight courier service in the case of deliveries to non-U.S. residents), if to each Purchaser at his respective address set forth on
Schedule I hereto, and if to the Founder, at his address set forth on Schedule I hereto or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 8.

           9. Lock-up Agreement. Each of the Purchasers and holders of Founder's Stock hereby agrees in connection with the Company's Qualified Offering, upon the request of the principal underwriter managing the Qualified Offering of the Company, not to sell publicly any Shares now owned or hereafter acquired by him, her or it and subject to this Agreement (other than Shares being registered in such offering or any shares purchased in the open market after the Company's initial public offering) without the prior written consent of such underwriter for a period of time (not to exceed ninety (90) days) from the consummation of such Qualified Offering as the underwriter may specify, in all events subject to the provisions of Section 13(f) of a certain Seventh Amended and Restated Registration Rights Agreement dated as of October 26, 2004.


           10. Failure to Deliver Shares. If the Founder becomes obligated to sell any Shares owned by, or held for the benefit of, such Purchaser to the Founder, another Purchaser or a Qualified Transferee under this Agreement and fails to deliver such shares in accordance with the terms of this Agreement, the Founder or such Purchaser, as applicable, may, at his or its option, in addition to all other remedies it may have, send to the Company for the benefit of such selling Purchaser the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to said Purchaser, (a) shall cancel


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on its books the certificate(s) representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of the Founder or such Purchaser, as applicable, a new certificate(s) representing such Shares, and thereupon all of said Purchaser's rights in and to such shares shall terminate. The Company may exercise a similar remedy in enforcing its rights under Section 2. If the Founder transfers any shares to a Purchaser in violation of this Agreement, the Company may, at the election of a majority of the disinterested members of the Board of Directors, cancel on the books of the Company any shares of capital stock then held by the Founder, and compel the Founder to purchase from any transferee a number of shares of capital stock equal to the amount so transferred in violation of this Agreement.

           11. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

           12. Legend. Until this Agreement terminates in full, the certificates representing the Shares shall bear on their face a legend indicating the existence of the restrictions imposed hereby. After the Qualified Offering, the Company shall not issue or deliver to any transfer agent a stop transfer notice with respect to any Shares, the transfer of which is permitted pursuant to Rule 144(k) and the Securities Act of 1933.

           13. Entire Agreement. This Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter.

           14. Waivers and Further Agreements. Except as otherwise expressly set forth herein, the rights of the Purchasers and holders of Founder's Stock under this Agreement may be waived by an instrument in writing executed and delivered by Purchasers holding at least two-thirds in interest of the Stock, on an as if converted to Common Stock basis, then held or deemed to be held by all Purchasers and holders of Founder's Stock; provided, however, that the rights set forth in Section 5 with respect to the designation of the Board of Directors of the Company may not be waived without the prior written consent of the constituency affected by such waiver, which waiver shall be obtained in a manner consistent with, and shall require the same percentages prescribed in, Section
5. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement. Notwithstanding the foregoing, no waiver approved in accordance herewith shall be effective if and to the extent that such waiver grants to any one or more Purchasers or holders of Founder's Stock any rights more favorable than any rights granted to all other Purchasers and holders of Founder's Stock or otherwise treats any one or more of such parties differently than all other such parties.

           15. Amendments. Except as otherwise expressly provided herein, this Agreement may not be amended except by an instrument in writing executed by (i) holders of at least two-thirds in interest of the Stock of the Purchasers, and
(ii) the Company. Notwithstanding the foregoing, no amendment approved in accordance with this Section 15 shall be effective if and to the extent that such amendment (i) creates any additional affirmative obligations to be complied with by any or all of the Purchasers and holders of Founder's Stock unless approved by holders of all of the Stock then outstanding and/or (ii) adversely affects any of the Founder's rights existing under this Agreement prior to such amendment in a manner that is inconsistent with, or disproportionate to, the effect of such amendment on the other parties hereto and/or (iii) adversely affects any Purchaser's rights existing under this Agreement prior to such amendment in a manner that is inconsistent with, or disproportionate to, the effect of such amendment on the other Purchasers. In addition, the rights set forth in Section 5 with respect to the designation of the Board of Directors of the Company may not be amended without the prior written consent of the constituency affected by such amendment, which consent shall be obtained in a manner consistent with Section 5.

           16. Assignment; Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein, and provided, further, that no Purchaser may transfer its rights or obligations hereunder except to a Qualified Transferee.

           17. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

           18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           20. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

           21. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

           22. Fifth A&R Stockholders Agreement. This Agreement amends and restates the Fifth A&R Stockholders Agreement by, among other things, eliminating reference to the Preferred Stock of the Company. Upon and after the execution of this Agreement, the Fifth A&R Stockholders Agreement shall be terminated and of no further force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties hereto have executed this SIXTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT as of the date first above written.

      [Signature Page to Sixth Amended and Restated Stockholders Agreement]


                         OAK INVESTMENT PARTNERS IX,
                         LIMITED PARTNERSHIP

                         By:      Oak Associates IX, LLC, its General Partner

                         By:     /s/ Edward Glassmeyer
                                ------------------------------------------------
                         Name:  Edward Glassmeyer
                         Title: Managing Member

                         OAK IX AFFILIATES FUND, LIMITED PARTNERSHIP
                         By:      Oak IX Affiliates, LLC, its General Partner

                         By:    /s/ Edward Glassmeyer
                                ------------------------------------------------
                         Name:  Edward Glassmeyer
                         Title: Managing Member

                         OAK IX AFFILIATES FUND-A, LIMITED PARTNERSHIP
                         By:      Oak Associates IX, LLC, its General Partner

                         By:    /s/ Edward Glassmeyer
                                ------------------------------------------------
                         Name:  Edward Glassmeyer
                         Title: Managing Member

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]

                        JERUSALEM VENTURE PARTNERS III, L.P.

                        By:  Jerusalem Partners III, L.P., its General Partner
                        By: Jerusalem Venture Partners Corporation, its General Partner

                        By:   /s/ Erel Margalit
                              --------------------------------------------------
                        Name: Erel Margalit


                        JERUSALEM VENTURE PARTNERS III
                        (ISRAEL), L.P.

                        By: Jerusalem Venture Partners III (Israel) Management Company Ltd., its General Partner

                        By:   /s/ Erel Margalit
                              --------------------------------------------------
                        Name: Erel Margalit


                        JERUSALEM VENTURE PARTNERS
                        ENTREPRENEURS FUND III, L.P.

                        By:  Jerusalem Partners III, L.P., its General Partner
                        By: Jerusalem Venture Partners Corporation, its General Partner

                        By:   /s/ Erel Margalit
                              --------------------------------------------------
                        Name: Erel Margalit

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]



                           JERUSALEM VENTURE PARTNERS IV, L.P.

                           By: Jerusalem Partners IV, L.P., its General Partner
                           By: JVP Corp IV, its General Partner

                           By:    /s/ Erel Margalit
                                 -----------------------------------------------
                           Name: Erel Margalit


                           JERUSALEM VENTURE PARTNERS IV (Israel), L.P.

                           By: Jerusalem Partners IV - Venture Capital, L.P.,
                               its General Partner
                           By: JVP Corp IV, its General Partner

                           By:   /s/ Erel Margalit
                                 -----------------------------------------------
                           Name: Erel Margalit

                           JERUSALEM VENTURE PARTNERS IV-A, L.P.

                           By: Jerusalem Venture Partners IV, L.P., its General
                               Partner
                           By: JVP Corp IV, its General Partner

                           By:    /s/ Erel Margalit
                                 -----------------------------------------------
                           Name: Erel Margalit

                           JERUSALEM VENTURE PARTNERS
                           ENTREPRENEURS FUND IV, L.P.

                           By: Jerusalem Venture Partners IV, L.P., its General
                               Partner
                           By: JVP Corp IV, its General Partner

                           By:   /s/ Erel Margalit
                                 -----------------------------------------------
                           Name: Erel Margalit

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]



                          WORLDVIEW TECHNOLOGY PARTNERS III, L.P.

                          WORLDVIEW TECHNOLOGY INTERNATIONAL III, L.P.

                          WORLDVIEW STRATEGIC PARTNERS III, L.P.

                          WORLDVIEW III CARRIER FUND, L.P.

                          By:  Worldview Capital III, L.P., its General Partner

                          By:   /s/ James Wei
                                 -----------------------------------------------
                          Name:  James Wei


                          WORLDVIEW TECHNOLOGY
                          PARTNERS IV, L.P.

                          WORLDVIEW TECHNOLOGY
                          INTERNATIONAL IV, L.P.

                          WORLDVIEW STRATEGIC PARTNERS IV, L.P.

                          By: Worldview Capital IV, L.P., its General Partner

                          By:    /s/ James Wei
                                 -----------------------------------------------
                          Name:   James Wei

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]



                                 BCP CAPITAL, L.P.

                                 By:      BCP General LLC, its General Partner

                                 By:     /s/ Steven D. Brooks
                                        ----------------------------------------
                                 Name:    Steven D. Brooks
                                 Title:   Managing Director


                                 BCP CAPITAL QPF, L.P.

                                 By:  BCP General LLC, its General Partner

                                 By:   /s/ Steven D. Brooks
                                        ----------------------------------------
                                 Name:    Steven D. Brooks
                                 Title:   Managing Director


                                 BCP AFFILIATES FUND LLC

                                 By:      BCP Capital Management LLC, its Manage

                                 By:     /s/ Steven D. Brooks
                                        ----------------------------------------
                                 Name:    Steven D. Brooks
                                 Title:   Managing Director

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]



                                      BOULDER VENTURES IV, L.P.

                                      By:    /s/ Andrew E. Jones
                                             -----------------------------------
                                      Name:   Andrew E. Jones
                                      Title:  General Partner


                                      BOULDER VENTURES IV (ANNEX), L.P.

                                      By:     /s/ Andrew E. Jones
                                             -----------------------------------
                                      Name:   Andrew E. Jones
                                      Title:  General Partner

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]



                                     NAS PARTNERS I L.L.C.

                                     By: Nassau Capital LLC,
                                         its General Partner

                                     By:      /s/ Randall A. Hack
                                             -----------------------------------
                                     Name:   Randall A. Hack
                                     Title:  Managing Member


                                     NASSAU CAPITAL PARTNERS IV L.P.

                                     By: Nassau Capital LLC,
                                         its General Partner

                                     By:     /s/ Randall A. Hack
                                             -----------------------------------
                                     Name:   Randall A. Hack
                                     Title:  Managing Member

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]


                         BNP EUROPE TELECOM & MEDIA FUND II, LP

                         By:   /s/ Shawna Morehouse
                               -------------------------------------------------
                               /s/ Martin Laidlaw
                               -------------------------------------------------
                         Name: Shawna Morehouse & Martin Laidlaw
                         Title: Authorized Signatories
                         By: General Business, Finance and Investment Ltd.,
                         its General Partner and By: Commerce Advisory Services Ltd, as Director and Partnership Secretary


                         NATIO VIE DEVELOPPEMENT 3, FCPR

                         By:    /s/ Bernard d'Hotelans
                               -------------------------------------------------
                         Name:  Bernard d'Hotelans
                         Title: Directeur Associe

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]



                                            CISCO SYSTEMS CAPITAL CORPORATION

                                            By:    /s/ David A. Rogan
                                                   -----------------------------
                                            Name:  David A. Rogan
                                            Title: President, Cisco Capital

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]





                                  By: /s/ David Schaeffer
                                      ------------------------------------------
                                      David Schaeffer




                                  THE SCHAEFFER DESCENDENTS TRUST

                                  By: /s/ Ruth Schaeffer
                                      ------------------------------------------
                                      Ruth Schaeffer



                                  COGENT COMMUNICATIONS GROUP, INC.

                                  By: /s/ David Schaeffer
                                      ------------------------------------------
                                  Name:   David Schaeffer
                                  Title:  Chairman and Chief Executive Officer

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]




                                        UFO COMMUNICATIONS, INC.


                                        By:    /s/ Jay Ferguson
                                              ----------------------------------
                                        Name:  Jay Ferguson
                                        Title: Chairman

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]



                                   PALADIN CAPITAL PARTNERS FUND, L.P.


                                   By: Paladin General Holdings, LLC
                                       Its General Partner



                                   By:    /s/ Frank J. Hanna, Jr.
                                          --------------------------------------
                                   Name:   Frank J. Hanna, Jr.
                                   Title:  President



                                   WORLDWIDE INVESTMENTS, LLC

                                   By:  Worldwide Assets, Inc., its Sole Member

                                   By:    /s/ Frank J. Hannah
                                           -------------------------------------
                                   Name:   Frank J. Hannah
                                   Title:  Chairman & Chief Executive Officer


                                   2001 PENN. AVE. INVESTMENTS, LLC


                                   By:   /s/ Michael R. Steed
                                         ---------------------------------------
                                   Name:  Michael R. Steed
                                   Title: President

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]



                                      KLINE HAWKES PACIFIC, L.P.

                                      By:  Kline Hawkes Pacific Advisors, LLC,
                                           its General Partner

                                      By:   /s/ Jay Ferguson
                                            ------------------------------------
                                      Name:   Jay Ferguson
                                      Title:  Member


                                      KLINE HAWKES PACIFIC FRIENDS FUND, LLC

                                      By: Kline Hawkes Pacific Advisors, LLC,
                                          its Managing Member

                                      By:    /s/ Jay Ferguson
                                            ------------------------------------
                                      Name:  Jay Ferguson
                                      Title:  Member


                                      BROADMARK CAPITAL, L.L.C.


                                      By:   /s/ Joseph L. Schocken
                                            ------------------------------------
                                      Name: Joseph L. Schocken
                                      Title: President

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]


                                        GLOBAL ACCESS TELECOMMUNICATIONS, INC.


                                        By:    /s/ John E. Jones
                                               ---------------------------------
                                        Name:  John E. Jones
                                        Title: Vice President

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]


                                            COLUMBIA VENTURES CORPORATION


                                            By:    /s/ Kenneth D. Peterson, Jr.
                                                   -----------------------------
                                            Name:  Kenneth D. Peterson, Jr.
                                            Title: Chief Executive Officer

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]



                                            APPLEGREEN CAPITAL, INC.


                                            By:    /s/ Brian Rich
                                                  ------------------------------
                                            Name:  Brian Rich
                                            Title: President

[Signature Page to Sixth Amended and Restated Stockholders Agreement -
Continued]


                                            KARSTEN BLUE



                                            /s/ Karsten Blue
                                            ------------------------------------

                                   Schedule 1
                                   ----------



Cisco Systems Capital Corporation

David Schaeffer
Ruth E. Schaeffer, Trustee of the Schaeffer Descendents Trust
Denise Shen
Barry Morris
Scott Welker
Edward Lu
Bradley Griggs
Scott Stewart
Thaddeus Weed
C Blair Partners, LP
C. Blair Partners II, LP
C. Blair Fund, Ltd.

BNP Europe Telecom & Media Fund II, LP                          c/o CIBC Financial Center
                                                                11 Dr. Roy's Drive, 3rd Floor
                                                                P.O. Box 694 GT
                                                                Grand Cayman
                                                                Cayman Islands, B.W.I.

Natio vie Developpement 3, FCPR                                 BNP Private Equity
                                                                32, boulevard Haussman
                                                                75009 Paris
                                                                France

Jerusalem Venture Partners III (Israel), L.P.                   Jerusalem Technology Park
Jerusalem Venture Partners IV (Israel), L.P.                    Building One
                                                                Mahla, Jerusalem 91847
                                                                Attn: Erel Margalit
Jerusalem Venture Partners III, L.P.                            666 Fifth Avenue
Jerusalem Venture Partners Entrepreneurs Fund III, L.P.         Suite 195
Jerusalem Venture Partners IV, L.P.                             New York, NY 10103
Jerusalem Venture Partners IV-A, L.P.
Jerusalem Venture Partners Entrepreneurs Fund IV, L.P.

Oak Investment Partners IX, LP                                  One Gorham Island
Oak IX Affiliates Fund, LP                                      Westport, CT 06880
Oak IX Affiliates Fund-A, LP                                    Attn: Ed Glassmeyer

Worldview Technology Partners III, LP                           435 Tasso Street #120
Worldview Technology  International III, LP                     Palo Alto, CA 94301


                                       30

Worldview Strategic Partners III, LP
Worldview III Carrier Fund, LP
Boulder Ventures IV, LP                                         4750 Owings Mills Blvd.
Boulder Ventures IV (Annex), LP                                 Owings Mills, MD 21117
                                                                Attn:  Andy Jones

Nassau Capital Partners IV, LP                                  Capstone Capitl L.L.C.
NAS Partners I, LLC                                             4700 Province Line Road
                                                                Princeton, NJ  08540
                                                                Attn:  Randall A. Hack

BCP Capital, L.P.                                               BCP Capital Management LLC
BCP Capital QPF, L.P.                                           One Maritime Plaza, Suite 2525
BCP Affiliates Fund Llc                                         San Francisco, CA  94111 Attn:  David Kapnick

Paladin Capital Partners Fund, L.P.                             2001 Pennsylvania Avenue NW
                                                                Suite 400
                                                                Washington, D.C.  20006

Worldwide Investments, LLC                                      Worldwide Investments, LLC
                                                                c/o Worldwide Assets, Inc.
                                                                P.O. Box 27740
                                                                Las Vegas, NV 89126

2001 Penn. Ave. Investments, LLC                                2001 Pennsylvania Avenue, Suite 400
                                                                Washington, DC 20006

Kline Hawkes Pacific, L.P.                                      11726 San Vicente Blvd., Suite 300
                                                                Los Angeles, CA  90049

Kline Hawkes Pacific Friends Fund, LLC                          11726 San Vicente Blvd., Suite 300
                                                                Los Angeles, CA  90049

Broadmark Capital                                               2800 One Union Square
                                                                600 University Street
                                                                Seattle, WA 98101

UFO Communications, Inc.                                        60 Federal St, Suite 304
                                                                San Francisco, CA 94107
Columbia Ventures Corporation
Comdisco, Inc.
ACON Venture Partners, LP
Clipperbay & Co.
Covestco-Venture, LLC
2M Technology Ventures, L.P.



                                       31